UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

TCW Direct Lending VII LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)
814-01246 (Commission File Number)		82-2252672 (I.R.S. Employer Identification No.)

200 Clarendon Street, 51st Floor

Boston, Massachusetts

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2021, TCW Direct Lending VII LLC (the “Company”) entered into a Fourth Amendment to Revolving Credit Agreement (the “Fourth Amendment”) by and among the Company, as borrower, and Natixis, New York Branch, as administrative agent (“Natixis”) and the lenders party thereto, and on May [13], 2021, the Company entered into a Fifth Amendment to Revolving Credit Agreement (the “Fifth Amendment”) by and among the Company, as borrower, and Natixis, as administrative agent and the lenders party thereto, both of which amend that certain Revolving Credit Agreement, dated as of May 10, 2018 (as amended and restated from time to time, the “Credit Agreement”). Certain terms of the Credit Agreement are described below, and reference is made to the Credit Agreement for complete terms and conditions. A copy of the Fourth Amendment and the Fifth Amendment are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Credit Agreement provides for a revolving credit line (the “Credit Facility”) of up to $250 million (the “Maximum Commitment”), subject to the lesser of (i) a percentage of unfunded commitments from certain classes of eligible investors in the Company and (ii) the Maximum Commitment. The maturity date of the Credit Agreement is May 10, 2022, unless such date is extended at the Company’s option (subject to the satisfaction of certain conditions) for up to an additional 364 days.

Borrowings under the Credit Agreement bear interest at a rate equal to either (a) an adjusted eurodollar rate calculated in a customary manner plus 1.75%, (b) a commercial paper rate plus 1.75%, or (c) a base rate calculated in a customary manner (which will never be less than the adjusted eurodollar rate plus 1.00%) plus 0.75%, provided however in each case the CP Rate and the Eurocurrency Rate shall have a floor of 0.00%.

The Credit Facility is secured by a first priority security interest, subject to customary exceptions, in (i) all of the capital commitments of the investors in the Company, (ii) the Company’s right to make capital calls, receive payment of capital contributions from the investors and enforce payment of the capital commitments and capital contributions under the Company’s operating agreement and (iii) a cash collateral account into which the capital contributions from the investors are made.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Revolving Credit Agreement, dated as of May 10, 2021, among TCW Direct Lending VII LLC, as borrower, and Natixis, New York Branch, as Administrative Agent and Committed Lender.
10.2	Fifth Amendment to Revolving Credit Agreement, dated as of May 13, 2021, among TCW Direct Lending VII LLC, as borrower, and Natixis, New York Branch, as Administrative Agent and Committed Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2021	TCW DIRECT LENDING VII LLC

	By:	/s/ James G. Krause
Name: James G. Krause
Title: Chief Financial Officer, Treasurer and Secretary